U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 26, 2012

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2012, CACI International Inc and certain of its subsidiaries (“CACI”) entered into a Lender Joinder and Increase Agreement (the “Agreement”) to supplement its Credit Agreement (the “Credit Agreement”), dated as of October 21, 2010, with the lenders named therein and Bank of America, N.A., as administrative agent.

Under the Credit Agreement, CACI has the right to increase commitments under its revolving credit facility, subject to certain terms and conditions. The Agreement increases the commitments under the revolving credit facility by $150 million. All other terms of the Credit Agreement remain the same. For additional information regarding the Credit Agreement, please refer to CACI’s current reports on Form 8-K, filed October 27, 2010, May 19, 2011 and November 22, 2011 for descriptions, which are incorporated herein by reference, of the terms of the Credit Agreement and subsequent amendments to the Credit Agreement.

This summary does not purport to be complete and is qualified in its entirety by the complete text of the Credit Agreement, the First Amendment to the Credit Agreement, the Second Amendment to the Credit Agreement and the Agreement which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	The Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 10.1 to CACI’s Form 8-K, filed October 27, 2010).

10.2	Amendment dated May 17, 2011 to the Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 10.2 to CACI’s Form 8-K, filed May 19, 2011).

10.3	Amendment dated November 18, 2011 to the Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 10.3 to CACI’s Form 8-K, filed November 22, 2011).

10.4*	Lender Joinder and Increase Agreement dated October 26, 2012 to the Credit Agreement dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks.

*	filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:	/s/ Arnold D. Morse
Arnold D. Morse
Senior Vice President,
Chief Legal Officer and Secretary

Dated: October 31, 2012

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